                                                                    Exhibit 99.1

                   TICC ENTERS INTO REVOLVING CREDIT FACILITY

Greenwich, CT - 5/19/2005 - Technology Investment Capital Corp. (NASDAQ: TICC)
announced today that it has entered into an agreement establishing a $35 million senior secured revolving credit facility (the "Facility") with HVB Group
("Bayerische Hypo-Und Vereinsbank, A.G.").

The Facility, which TICC views as the initial step in the process of adding leverage to its capital structure, will be used to supplement the Company's equity capital and provide funding for additional portfolio investments.
Additionally, TICC is currently in ongoing discussions to increase the availability under the Facility.

ABOUT TECHNOLOGY INVESTMENT CAPITAL CORP.
We are a publicly-traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt and equity of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at
(203) 661-9572 or visit our website at www.ticc.com.

ABOUT HVB GROUP
HVB Group is the second largest commercial bank in Germany with approximately
$600 billion in assets. The Financial Institutions Group, in conjunction with its strategic partners, provide balance sheet support and capital markets execution for specialty finance companies. Together, our one-stop approach offers clients flexible balance sheet funding, attractive asset-backed financing, efficient capital markets execution and tailored portfolio management. For more information concerning our products and services, please call Craig M. Pinsly at (212) 672-5841.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words
"believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange
Commission. We undertake no obligation to update such statements to reflect subsequent events.